CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of December 9, 2010 (the “Agreement”), by and between Lincoln Educational Services Corporation, a corporation organized under the laws of the State of New Jersey (the “Company”), and David F. Carney (the “Consultant”).

WHEREAS, Consultant has been employed by the Company since 1999, has previously served as the Company’s Chief Executive Officer and currently serves as the Company’s Executive Chairman and Chairman of the Board of Directors; and

WHEREAS, Consultant is currently employed pursuant to an employment agreement by and between the Company and the Consultant, dated February 1, 2007, as amended (the “Employment Agreement”); and

WHEREAS, the Employment Agreement terminates in accordance with its terms effective December 31, 2010 (the “Termination Date”); and

WHEREAS, following the Termination Date, the Company believes that it is in the best interests of the Company to have the Consultant perform consulting services for the Company, and the Consultant has agreed to serve in such capacity.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth in this Agreement, the parties hereto hereby agree as follows:

1.           Effective Date.  This Agreement will become effective on January 1, 2011 (the “Effective Date”) provided that the Consultant remains continuously employed through December 31, 2010.  In the event the Consultant’s employment terminates on or prior to December 31, 2010, this Agreement shall  become void and have no further force and effect.

2.           Consulting Arrangements.

(a)          Term.  Beginning on the Effective Date and ending on the second anniversary of the Effective Date or such earlier date on which the Consultant’s Services cease pursuant to Section 3 (the “Consulting Period”), the Consultant shall, subject to the terms hereof, serve as a consultant to the Company.

(b)          Consulting Services.  Effective as of the Effective Date, the Company hereby agrees to engage the Consultant, and the Consultant hereby accepts such engagement with the Company, for the Consulting Period, on the terms and conditions set forth herein.

(i)           Services.  Consultant agrees to make himself available on an as-needed basis, at the reasonable request of the Company from time-to-time, during the Consulting Period, to provide such general consulting and advisory services as set forth in Exhibit A attached hereto and as may be reasonably requested by the Company from time to time and as may be determined by the Consultant in his judgment to be in the best interest of the Company (the “Services”).

Consultant shall be reasonably available in person, by telephone, video conference and/or email, as required to perform the Services; provided that the Services will be requested in a reasonable period in advance of the time the Services are to be performed.  Consultant shall be permitted to use the Company’s offices to the extent necessary to perform the Services or may perform the Services remotely, as appropriate depending on the activity.  Consultant shall have access to reasonable additional personnel and services at the Company to assist in providing Services to the Company, including the aid of an assistant on an as needed basis.

(ii)           Consulting Fees.  In exchange for such Services during the Consulting Period, the Company shall pay the Consultant an aggregate consulting fee (the “Consulting Fee”) at a rate of $250,000.00 per year, prorated for any partial year occurring during the Consulting Period.  The Consulting Fee shall be payable in arrears in substantially equal monthly payments within 10 days after the end of the month in which the related Services are performed.  The Consultant will not receive any other compensation or benefits during the Consulting Period, except in accordance with Sections 2(b)(iv) and 2(b)(v).

(iii)           Reimbursement of Expenses.  During the Consulting Period, the Company shall reimburse the Consultant, upon submission of proper documentation evidencing such expenses in accordance with the Company’s expense reimbursement policies, as in effect from time to time, for reasonable out-of-pocket expenses incurred in connection with the performance of Services hereunder.  Any such expenses shall be reimbursed upon submission of written evidence in accordance with the Company’s expense reimbursement policies, as in effect from time to time.

(iv)           COBRA.  The Consultant and Consultant’s dependents shall be entitled to participate in the Company’s benefit plans (as in effect from time to time) in accordance with Section 4980B(f) of the Internal Revenue Code of 1986, as amended (relating to “COBRA”).  The Consultant shall be responsible for all COBRA premiums.

(v)           Supplemental Payment.  For so long as the Consultant remains eligible for COBRA during the Consulting Period, the Company will make a monthly cash payment to the Consultant in arrears equal to the employer portion of the premium the Company pays for heath care coverage for active employees who elect the same health care option that the Consultant elects under COBRA.

(c)           Non-Exclusivity.  The Company acknowledges and agrees that the Consultant’s Services hereunder are not exclusive, and that the Consultant provides and may provide services, whether as an independent contractor or as an employee, to other businesses, subject to Section 4.

3.           Termination of Consulting Period.

(a)           Termination of Consulting Period.  Either party may terminate the Consulting Period for any reason or for no stated reason at any time on not less than 180 days prior written notice to the other party in accordance with Section 6(f).  The terms and conditions set forth in Sections 4, 5 and 6 shall survive and shall remain in full force and effect after any termination of this Agreement.  The date of termination of the Consulting Period shall be referred to as the “Termination Date”.

(b)           Payments Upon Termination.  In the event of a termination of the Consulting Period for any reason, the Company shall pay the Consultant the amount of any unpaid and outstanding Consulting Fee relating to Services performed up to and including the Termination Date, and shall reimburse any reasonable unreimbursed expenses incurred up to and including the Termination Date in accordance with Section 2(b)(iii) (the “Accrued Amounts”).  The Accrued Amounts shall be paid to the Consultant in a lump-sum cash payment as soon as practicable following the Termination Date (but in no event later than 30 days following such date).

(c)           No Other Obligations.  On the Termination Date, other than the payments expressly provided for above in Section 3(b), all obligations of the Company to the Consultant shall cease and the Consultant shall not hold himself out as being connected in any way with the Company or any of its subsidiaries or affiliates (collectively, the “Company Group”).

4.           Restrictive Covenants.

(a)         Noncompetition.  During the Consulting Period and continuing for one year thereafter, the Consultant shall not, without the prior consent of the Company (such consent not to be unreasonably withheld), directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any Competing Business, whether for compensation or otherwise; provided, however, that the Consultant shall be permitted to hold, directly or indirectly, less than 1% of any class of securities of any entity that is listed on a national securities exchange or on the NASDAQ National Market System.  For purposes of this Agreement, “Competing Business” means any business within 100 miles where the Company currently operates or intends to operate within 36 months from the Effective Date that involves for-profit, post secondary education.

(b)          Nonsolicitation.  During the term of the Consulting Period and continuing for one year thereafter, the Consultant shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than a member of the Company Group (i) solicit or endeavor to entice away from any member of the Company Group, any person or entity who is, or was on the Effective Date, employed by, or serving as a key consultant of, any member of the Company Group or (ii) solicit or endeavor to entice away from any member of the Company Group, any person or entity who is, or was on the Effective Date, a customer or client (or reasonably anticipated to become a customer or client) of any member of the Company Group.

(c)           Confidentiality.  The Consultant shall not at any time, except in performance of his obligations to the Company Group under the provisions of this Agreement and as an independent contractor of the Company, directly or indirectly, disclose or use any secret or Protected Information that he may learn or has learned by reason of his association with any member of the Company Group.  The term “Protected Information” includes trade secrets and confidential and proprietary business information of the Company Group, including, but not limited to, customers (including potential customers), sources of supply, processes, methods, plans, apparatus, specifications, materials, pricing information, intellectual property (including applications and rights in discoveries, inventions or patents), internal memoranda, marketing plans, contracts, finances, personnel, research and internal policies, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company Group operates other than as a result of disclosure by the Consultant in violation of this Section 4(c) or (ii) the Consultant is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

(d)           Exclusive Property.  The Consultant confirms that all Protected Information is and shall remain the exclusive property of the Company Group.  All business records, papers and documents kept or made by the Consultant relating to the business of the Company shall be and remain the property of the Company Group.

(e)           Compliance with Restrictive Covenants.  Without intending to limit any other remedies available to the Company Group and except as required by law, in the event that the Consultant breaches or threatens to breach any of the covenants set forth in this Section 4, (i) the Company Group shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Consultant from engaging in activities prohibited by this Section 4 or such other relief as may be required to enforce any of such covenants and (ii) all obligations of the Company to make payments and provide benefits under this Agreement shall immediately cease.

5.           Indemnification and Related Matters.

(a)         Indemnification.  The Company agrees to indemnify the Consultant and hold him harmless against any actions, judgments, claims, losses, damages, expenses, liabilities, joint or several, to which the Consultant may become liable, directly or indirectly, arising out of, or relating to, this Agreement, including but not limited to reimbursement for all the Consultant’s fees, costs, attorney’s fees and disbursements and defense or other costs associated with any such actions, judgments or claims, unless and until it were to be finally adjudicated that such liabilities resulted from the gross negligence or willful misconduct of the Consultant.  The Company further agrees to reimburse the Consultant immediately upon request for all expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit proceeding or investigation, directly or indirectly, arising out of, or relating to, this Agreement or the Consultant’s Services hereunder, whether or not pending or threatened and whether or not the Consultant is a party to such proceeding.  The Company also agrees that the Consultant shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, or any person asserting claims on behalf of or in right of the Company, directly or indirectly, arising out of, or relating to, this Agreement or the Consultant’s Services hereunder, unless it is finally judicially determined that such liability resulted from the gross negligence or willful misconduct of the Consultant.  Moreover, in no event, regardless of the legal theory advanced, shall the Consultant be liable for any consequential, indirect, incidental, punitive or special damages of any nature.  In no event shall the Consultant’s liability (whether direct, indirect, contract or otherwise) directly or indirectly relating to or in connection with this Agreement exceed the fees received by the Consultant during the months that any such liability of the Consultant arose.  In the event that the Consultant is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, or any of their affiliates in which the Consultant is not named as a defendant, the Company agrees to reimburse the Consultant for all expenses incurred by it in connection with the Consultant appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(b)           Consent to Settlement.  The Company agrees that, without the Consultant’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any claim, action, suit, proceeding or investigation in respect of which indemnification could be sought hereunder (whether or not the Consultant is an actual or potential party to such claim, action, suit, proceeding or investigation), unless (i) such settlement, compromise, consent or termination includes an unconditional release of the Consultant from any liabilities arising out of such claim action, suit, proceeding or investigation and (ii) the parties agree that the terms of such settlement shall remain confidential.

(c)           Rights Not Exclusive.  The rights of the Consultant referred to above shall be in addition to any rights to indemnification or other legal redress that the Consultant may otherwise have.

6.             Miscellaneous.

(a)           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied, written or oral, prior agreement, plan or arrangement with respect to such matters which the Consultant may have had with the Company Group.  This Agreement may be amended only by a written document signed by the parties hereto.

(b)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to the conflicts of laws principles thereof.

(c)           Independent Contractor.  The Consultant shall not be treated as an employee, agent, covenantor or representative of any member of the Company Group at any time after the Effective Date, including, without limitation, during the Consulting Period, for any purposes, including, without limitation, for purposes of any past, present or future employee benefit plan, program or arrangement of any member of the Company Group.  The Consultant’s Services hereunder during the Consulting Period shall be performed in the capacity of an “independent contractor.”  The Consultant shall at all times represent and disclose that he is an independent contractor of the Company and shall not represent to any third party that he is an employee, agent, covenantor or representative of the Company.  The Consultant is solely responsible for all taxes, withholdings and other similar statutory obligations relating to Consultant’s provision of the Services contemplated herein.  The Company shall not exercise control over the activities of the Consultant, and Consultant shall retain sole and absolute discretion and judgment in the manner and means of carrying out Consultant’s activities and responsibilities hereunder.

(d)           Waiver.  The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same.  Waiver by any party hereto of any breach or default by another party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

(e)           Severability.  In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement will not in any way be affected or impaired thereby.  If any provision of this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by applicable law.

(f)           Notices.  Any notices and other communications required or made pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered or on the fifth (5th) business day after mailed if mailed by United States registered or certified mail, return receipt requested, postage prepaid, as follows:

if to the Consultant:

David F. Carney
at the address that the Company currently maintains on file

if to the Company:

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052
ATTN.: General Counsel

or to such other address as either party may furnish to the other in writing in accordance with this Section 6(f).  Notices of change of address shall be effective only upon receipt.

(g)           Descriptive Headings.  The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(h)           Counterparts.  This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.

(i)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by the Consultant and the Company and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first set forth above.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Shaun McAlmut
	Name:	Shaun McAlmut
	Title:	President and CEO

CONSULTANT

/s/ David F. Carney
David F. Carney

EXHIBIT A

Description of Services:

Such general consulting and advisory services to facilitate the continued growth of the Company after David F. Carney’s employment as an employee and director, which includes, but is not limited to, general advice and assistance to the Chief Executive Officer of the Company as well as assistance in connection with mergers, acquisitions, high level partnerships and special projects.